Exhibit 10.16

REEcycle, Inc.
2026 Long-Term Incentive Plan

NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

REEcycle, Inc. (“Company”) has awarded to you (“Participant”) performance-based restricted stock units (“PSUs”) covering the number of Shares set forth below (the “PSU Award”) under the REEcycle, Inc. 2026 Long-Term Incentive Plan (the “Plan”). Your “Award Agreement” applicable to the PSUs consists of (a) this Notice of Performance-Based Restricted Stock Unit Award (this “Notice”), and (b) the attached Standard Terms and Conditions for Performance-Based Restricted Stock Units (PSUs) (the “PSU Terms and Conditions”). Capitalized terms used but not defined in this Award Agreement will have the same meanings specified in the Plan.

Name of Participant:	[insert]

Grant Date:	[insert]

Number of PSUs:	[insert]

Country at Grant:	[insert]

Vesting Commencement Date:	Grant Date

Vesting Schedule:	The PSUs shall vest on the third anniversary of the Grant Date if and to the extent the Committee determines the Performance Measures (defined below) are attained. For purposes of this PSU Award, the “performance measures” are the performance metrics and targets established by the Committee in the PSU Score Card for the PSU Award. [All PSUs under this PSU Award shall accelerate and vest (for no less than 100% of the target amount achievable under the Performance Measures as determined by the Board) upon a Change in Control provided you remain in Continuous Service until the Change in Control.]

By accepting (whether electronically or otherwise) the PSU Award, you acknowledge and agree to the following:

1. The PSU Award is governed by the terms and conditions of this Award Agreement and the Plan. In the event of a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail.

2. You have received a copy of the Plan, this Award Agreement, and the REEcycle, Inc. Insider Trading Policy (“Trading Policy”), and represent that you have read these documents and are familiar with their terms. You further agree to accept as binding, conclusive, and final all decisions and interpretations of the Committee regarding any questions relating to the PSU Award and the Plan.

3. Vesting of the PSUs is subject to your Continuous Service as an Employee, Director, or Consultant, which is for an unspecified duration and may be terminated at any time, with or without Cause, and nothing in this Award Agreement or the Plan changes the nature of that relationship.

4. The Participant hereby represents and warrants it is (A) an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (9) or (12) under the U.S. Securities Act of 1933, as amended (“Securities Act”)); (B) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (C) is acquiring the PSUs only for its own account and not for the account of others and (D) is not acquiring the PSUs with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

5. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. You should consult with your own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

6. If you do not accept this PSU Award within 90 days of the Grant Date or by such other date that may be communicated to you by the Company, the PSUs will be cancelled and no benefits from the PSUs nor any compensation or benefits in lieu of the PSUs will be provided to you. If you wish to affirmatively decline this PSU Award, you should promptly notify the Company by email at [insert]. If you decline this PSU Award, the PSUs will be cancelled and no benefits from the PSUs nor any compensation or benefits in lieu of the PSUs will be provided to you.

IN WITNESS WHEREOF, the Company has caused this Notice to be executed by its duly authorized officer.

REECYCLE, INC.

Name:	[insert]
Title:	[insert]

[Participant Signature page follows on the reverse side of this Notice]

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing PSU Award and agrees to the terms and conditions of the Award Agreement and the Plan. The undersigned hereby acknowledges receipt of the attached Standard Terms and Conditions and that a copy of the Plan is available on the Company’s internal website and a hard copy of the Plan is available by written request to ____________.

PARTICIPANT

Name:	[insert]

REEcycle, Inc.
2026 Long-Term Incentive Plan

STANDARD TERMS AND CONDITIONS FOR

PERFORMANCE-BASED RESTRICTED STOCK UNITS (PSUs)

1.	GRANT OF PERFORMANCE-BASED RESTRICTED STOCK UNITS

A performance-based restricted stock unit (“PSU”) is a non-voting unit of measurement that is deemed solely for bookkeeping purposes to be equivalent to one outstanding Share. The PSUs are used solely as a device to determine the number of Shares to eventually be issued to Participant if such PSUs vest. The PSUs shall not be treated as property or as a trust fund of any kind.

2.	SETTLEMENT

(a) On or as soon as administratively practical (and within thirty (30) days) following the applicable date of vesting under the Vesting Schedule set forth in the Notice (a “Vesting Date”), and subject to the Participant remaining in Continuous Service through the applicable Vesting Date, the Company will deliver to Participant a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its discretion) equal to the number of PSUs subject to the PSU Award that vest on the applicable Vesting Date, subject to the satisfaction of any applicable withholding obligations for Tax-Related Items (defined below). No fractional PSUs or rights for fractional Shares shall be created pursuant to this Agreement.

(b) Notwithstanding Section 2(a) above, if requested in writing by the Participant to the Company, the Company shall issue to Participant the cash equivalent of Shares, in part or in full satisfaction of the delivery of Shares, upon vesting of the PSUs, and to the extent applicable, references in this Award Agreement to Shares issuable in connection with the PSUs will include the potential issuance of its cash equivalent pursuant to such right. For this Section 2(b), the cash equivalent of Shares shall be determined by calculating the volume weighted average price, on Nasdaq or other exchange the Shares are listed on as determined by the Company, of a Share on five consecutive trading days. Such five consecutive trading days shall include the Vesting Date if such Vesting Date is a trading day and the four consecutive trading days preceding such Vesting Date. If the Vesting Date is not a trading day, such five consecutive trading days shall include the five consecutive trading days preceding the Vesting Date.

3.	DIVIDEND AND VOTING RIGHTS

Unless and until such time as Shares are issued in settlement of vested PSUs, Participant will have no ownership of the Shares allocated to the PSUs, and will have no rights to vote such Shares and no rights to dividends nor any payment, payment-in-kind or any equivalent with regard to any cash or other dividends that are declared and paid on Shares. Notwithstanding the foregoing, if the Company declares a cash dividend on the Shares, the Participant shall be credited as a Dividend Equivalent with an additional number of PSUs equal to: (i) the product of (A) the number of PSUs subject to this Award (including any additional PSUs previously credited in accordance with this Section 3) that have not been settled as of the dividend payment date, and (B) the amount of the cash dividend paid per Share; divided by (ii) the Fair Market Value of a Share on the dividend payment date. Each additional PSU credited pursuant to this Section 3 shall be subject to the same vesting and settlement and other terms, conditions and restrictions as the underlying PSUs to which such additional PSUs relate.

4.	LIMITED TRANSFERABILITY OF PSUs

Except as provided in this paragraph, the PSUs and any interest therein may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner, whether voluntarily or by operation of law, other than by will or by the laws of descent or distribution. The terms of the Plan and this Award Agreement will be binding upon the executors, administrators, heirs, successors, and permitted assigns of Participant. [Participant understands the Shares subject to the PSUs have not been registered under the Securities Act or any other applicable securities laws of any other jurisdiction.] [Participant understands that unless Shares subject to the PSUs have been registered under the Securities Act or any other applicable securities laws of any other jurisdiction, they may not be reoffered, resold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto. Participant understands and agrees that the Shares subject to the PSUs are subject to transfer restrictions under applicable securities laws and, as a result of these transfer restrictions, Participant may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Participant understands that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, pledge, transfer or disposition of any of the Shares.

5.	TERMINATION

The Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her PSU Award (including whether Participant may still be considered to be providing services while on a leave of absence). In the event that Participant’s Continuous Service terminates for any reason, the Participant shall retain all PSUs that are vested as of such termination and have not yet settled pursuant to Section 2 and such vested PSUs shall settle pursuant to Section 2. In the event that Participant’s Continuous Service terminates for any reason, all PSUs that are not vested as of such termination shall be forfeited and cancelled.

6.	TAXES

(a) Responsibility for Taxes. By accepting this PSU Award, Participant acknowledges that, regardless of any action taken by the Company or, if different, any Affiliate that employs Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant, including any employer liability for which the Participant is liable (the “Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSU Award, including, but not limited to, the grant, vesting, or settlement of the PSU Award, the subsequent sale of Shares acquired pursuant to such settlement, and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSU Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, as applicable, Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means described in this Section. The Company may refuse to issue or deliver the Shares, or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

(b) Withholding. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.

Withholding for Tax-Related Items will be made in accordance with Section 8 of the Plan and such rules and procedures as may be established by the Committee, and in compliance with the Trading Policy, if applicable. In the event the Company or the Employer withholds more than the Tax-Related Items using one of the methods described above, Participant may receive a refund of any over-withheld amount in cash but will have no entitlement to the Shares sold or withheld. If the withholding obligation is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of vested Shares underlying the PSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items. No fractional Shares will be withheld or issued pursuant to the settlement of the PSUs and the Tax-Related Items thereunder.

7.	GOVERNING LAW AND VENUE

This Award Agreement shall be governed by and construed and interpreted in accordance with the laws of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of Delaware and agree that such litigation shall be conducted only in the courts of Delaware and no other courts, where this grant is made and/or to be performed.

8.	ENTIRE AGREEMENT; ENFORCEMENT OF RIGHTS

This Award Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions, agreements, commitments, or negotiations between the parties. Except as otherwise permitted by the Plan, no modification of, or amendment to, this Award Agreement, nor any waiver of any rights under this Award Agreement, will be effective unless in writing and signed by the parties to this Award Agreement (which may be electronic). The failure by either party to enforce any rights under this Award Agreement will not be construed as a waiver of any rights of such party.

9.	SEVERABILITY

If one or more provisions of this Award Agreement are held to be unenforceable under Applicable Law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Award Agreement, (b) the balance of this Award Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Award Agreement shall be enforceable in accordance with its terms.

10.	CONSENT TO ELECTRONIC DELIVERY AND PARTICIPATION

By accepting this PSU Award, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications, or information related to the PSU Award and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company’s internal website or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or by email at [insert].

11.	LANGUAGE

Participant acknowledges that Participant is proficient in the English language and, accordingly, understands the provisions of this Award Agreement and the Plan. If Participant has received this Award Agreement, or any other document related to the PSU Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

12.	IMPOSITION OF OTHER REQUIREMENTS

The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the PSU Award, and on any cash payment delivered upon exercise of the PSU Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.

13.	INSIDER TRADING/MARKET ABUSE LAWS

Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the United States, which may affect Participant’s ability to accept, acquire, sell, or otherwise dispose of Shares, rights to Shares (e.g., PSUs), or rights linked to the value of Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Trading Policy. Neither the Company nor any of its Subsidiaries, or Affiliates will be responsible for such restrictions or liable for the failure on Participant’s part to know and abide by such restrictions. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws.

14.	NO EMPLOYMENT RIGHT

Nothing in the Plan, in the Award Agreement or any other instrument executed pursuant to the Plan shall confer upon Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate Participant’s Continuous Service at any time for any reason.